UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)                     June 20, 2013

First Reliance Bancshares, Inc.

(Exact Name of Registrant as Specified in Its Charter)

South Carolina

(State or Other Jurisdiction of Incorporation)

000-49757	80-0030931
(Commission File Number)	(IRS Employer Identification No.)

2170 W. Palmetto Street
Florence, South Carolina	29501
(Address of Principal Executive Offices)	(Zip Code)

(843) 656-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.      Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of the Company was held on June 20, 2013 (the “Annual Meeting”). Proxies for the Annual Meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended. The matters listed below were submitted to a vote of the Company’s shareholders and the final voting results were as follows:

Proposal 1:	Elect Directors. To elect three individuals to serve as Class C Directors until the 2016 Annual Meeting of Shareholders and until their successors have been elected and qualified.

Name	For	Withheld	Abstentions	Broker Non-Votes
John M. Jebaily	2,412,613	78,413	--	--
C. Dale Lusk, MD	2,447,115	43,911	--	--
A. Dale Porter	2,421,813	69,213	--	--

Proposal 2:	Advisory Vote on Executive Compensation (“Say-on-Pay”). To ratify and approve a non-binding shareholder resolution regarding the Company’s executive compensation policies and practices and compensation paid to executive officers.

For	Against	Abstentions	Broker Non-Votes
1,971,912	486,593	32,521	--

Proposal 3:	Advisory Vote on the Frequency of Executive Compensation Proposals (“Say-on-Frequency”). To approve a non-binding advisory proposal on the frequency of future advisory proposals on the Company’s executive compensation matters.

One Year	Two Years	Three Years	Abstentions
2,276,219	16,182	147,262	51,363

Based on the Board of Directors’ recommendation in the Company’s proxy statement for 2013 Annual Meeting and the voting results with respect to the advisory vote on the frequency of future advisory votes on executive compensation, the Company has determined to hold an advisory vote on executive compensation annually.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST RELIANCE BANCSHARES, INC.

Dated: June 20, 2013
By: /s/ Jeffrey A. Paolucci
Jeffrey A. Paolucci
Chief Financial Office